Exhibit 99.1

April 16, 2025

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS EARNINGS FOR FIRST QUARTER OF 2025

•	169 consecutive quarters of profitability

•	Opened a commercial loan production office in Columbus at the end of the first quarter

•	Net interest margin increased from 2.70% in the first quarter of 2024 to 2.85% in the first quarter of 2025

•	Efficiency ratio improved to 59.6% in the first quarter of 2025 compared to the first quarter of 2024

•	Restructured $23.8 million of available for sale securities in March with a 260 basis point pickup in reinvestment yield

•	Credit metrics remain solid with non-performing loans to loans ratio falling to 0.64% at March 31, 2025

•	Annualized net charge-offs as a percentage of average loans were only 4 basis points in the first quarter of 2025

CANFIELD, Ohio (April 16, 2025) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today reported net income of $13.6 million, or $0.36 per diluted share, for the first quarter of 2025 compared to $11.2 million, or $0.30 per diluted share, for the first quarter of 2024. Net income for the first quarter of 2025 included pretax losses on the sale of investments securities and other assets totaling $1.3 million. Excluding these items (non-GAAP), net income for the first quarter of 2025 was $14.6 million, or $0.39 per diluted share.

Kevin J. Helmick, President and CEO, stated “We entered 2025 from a position of strength with a legacy of profitability, strong asset quality and robust liquidity levels. As near-term economic uncertainty has picked up recently, we are well positioned to support our Ohio and Pennsylvania communities, while making strategic investments across our business and adding proven bankers to our team. The most recent of those strategic investments is the Company’s exciting entrance into the growth market of greater Columbus.”

Balance Sheet

Total assets increased by $38.1 million in the first quarter of 2025 to $5.16 billion from $5.12 billion at December 31, 2024. Loans declined slightly to $3.25 billion at March 31, 2025 from $3.27 billion at December 31, 2024. The decrease from the prior quarter was primarily due to declines in C&I and CRE lending as rising business uncertainty has reduced origination activity. The pipeline for the second quarter currently shows improvement but the introduction of tariffs adds more uncertainty to the decision making of borrowers.

The Company had securities available for sale totaling $1.28 billion as of March 31, 2025, compared to $1.27 billion at December 31, 2024. Net unrealized losses on the portfolio totaled $223.7 million at March 31, 2025, compared to $244.1 million at December 31, 2024. The Company also restructured $23.8 million of available for sale securities and reinvested the proceeds into securities with yields approximately 260 basis points higher than those sold. The earn back on the $1.3 million loss that was incurred on the sale is approximately 2.2 years. The Company anticipates continued volatility in the bond market in 2025.

Total deposits increased to $4.48 billion at March 31, 2025, from $4.27 billion at December 31, 2024. This $214.5 million increase was driven by an increase of $85.0 million in brokered CDs along with an increase in customer deposits of $129.5 million. The majority of the increase in customer deposits was driven by seasonal growth in public funds which totaled $106.3 million for the quarter.

Total stockholders’ equity increased to $429.1 million at March 31, 2025, from $406.0 million at December 31, 2024. The increase was due to a reduction in the unrealized losses on investments securities of $16.0 million along with an increase in retained earnings of $7.2 million due to $13.6 million of net income recognized during the quarter offset by dividends paid on outstanding common shares.

Credit Quality

Non-performing loans declined to $20.7 million at March 31, 2025, compared to $22.8 million at December 31, 2024. The Company continues to actively manage its level of non-performing loans and designated a single non-performing loan relationship totaling $1.8 million to “loans held for sale” during the first quarter of 2025. The Company expects a sale of the relationship to close in the second quarter of 2025. Non-performing loans to total loans were 0.64% at March 31, 2025, compared to 0.70% at December 31, 2024. The Company’s loans which were 30-89 days delinquent were $11.2 million at March 31, 2025, compared to $13.0 million at December 31, 2024, or 0.34% of total loans at March 31, 2025.

The Company’s provision for credit losses and unfunded commitments was a recovery of $204,000 for the first quarter of 2025 compared to a recovery of $449,000 for the first quarter of 2024. The recovery in the first quarter of 2025 was driven primarily by a recovery related to the provision for unfunded commitments. Annualized net charge-offs as a percentage of average loans were 0.04% for the first quarter of 2025, compared to 0.13% for the first quarter of 2024. The allowance for credit losses to total loans was 1.09% at March 31, 2025, compared to 1.10% at December 31, 2024.

Net Interest Income

The Company recorded $34.2 million in net interest income in the first quarter of 2025 compared to $31.7 million in the first quarter of 2024. Average interest earning assets increased to $4.89 billion in the first quarter of 2025 compared to $4.80 billion in the first quarter of 2024. The increase was primarily driven by an increase in average loan balances of $80.6 million. The net interest margin improved to 2.85% in the first quarter of 2025 from 2.70% in the first quarter of 2024. The year-over-year increase in net interest margin was due to higher yields on earning assets and lower funding costs on interest bearing liabilities. The current rate cutting cycle by the Federal Reserve that began in September of 2024 has had a significant impact on funding costs while the lag effects of assets repricing continue to drive earning asset yields higher. The yield on interest earning assets increased from 4.65% in the first quarter of 2024 to 4.74% in the first quarter of 2025 with both loans and securities showing increased yields. Interest bearing liabilities declined from 2.61% in the first quarter of 2024 to 2.52% in the first quarter of 2025. The Company expects its net interest margin will continue to expand in 2025 but the degree of expansion will depend on future Federal Reserve cuts to the fed funds rate. Excluding acquisition marks and PPP interest, non-GAAP, the Company’s net interest margin was 2.67% in the first quarter of 2025 compared to 2.50% in the first quarter of 2024.

Noninterest Income

Noninterest income increased from $8.4 million in the first quarter of 2024 to $10.5 million in the first quarter of 2025 due to improved profitability across all fee based lines of business and a lower level of losses on the sale of available for sale securities. Service charge income on deposit accounts increased $175,000 to $1.8 million in the first quarter of 2025 compared to $1.6 million for the first quarter in 2024. The Company undertook a review of all service charges in late 2023 and early 2024 and implemented fee increases across deposit product lines in the second quarter of 2024. Bank owned life insurance income increased $103,000 during the first quarter of 2025 to $810,000 compared to $707,000 in the first quarter of 2024. The Company purchased an additional $15.0 million in policies during the first quarter of 2025 and policy crediting rates have increased over the last twelve months. Trust fees increased to $2.6 million in the first quarter of 2025 compared to $2.5 million in the first quarter of 2024. The increase was due to continued growth in the business unit. Insurance agency commissions increased to $1.7 million in the first quarter of 2025 from $1.5 million in the first quarter of 2024. Annuity sales continue to drive growth. Losses on the sale of available for sale securities declined to $1.3 million in the first quarter of 2025 from a loss of $2.1 million in the first quarter of 2024. The bank restructured $23.8 million at the end of the first quarter of 2025 resulting in the loss realized on the sale. Retirement plan consulting fees increased to $798,000 in the first quarter of 2025 from $617,000 in the first quarter of 2024 primarily due to the acquisition of Crest Retirement Advisors LLC in late December of 2024. Debit card income grew from $1.6 million in the first quarter of 2024 to $1.9 million in the first quarter of 2025 as better volumes were realized in the current period.

Noninterest Expense

Noninterest expense increased to $28.5 million in the first quarter of 2025 compared to $27.0 million in the first quarter of 2024. Salaries and employee benefits increased to $16.2 million in the first quarter of 2025, from $15.1 million for the first quarter of 2024. The increase was primarily driven by annual raises, the acquisition of Crest Retirement in the fourth quarter of 2024 and higher commission expense from increased revenue in the fee-based businesses. Occupancy and equipment expense increased to $4.1 million in the first quarter of 2025 from $3.7 million in the first quarter of 2024 due to increased maintenance costs in 2025, the result of more severe winter weather along with timing differences. Core processing expense increased $262,000 from the first quarter of 2024 to $1.4 million in the first quarter of 2025. The increase was due to annual increases and timing differences. Other noninterest expense declined to $3.2 million in the first quarter of 2025 from $3.4 million in the first quarter of 2024. Several categories of expense showed declines as the Company continues to implement various cost saving initiatives.

Liquidity

The Company had access to an additional $749.3 million in FHLB borrowing capacity at March 31, 2025, along with $319.8 million in available for sale securities that are available for pledging. The Company’s loan to deposit ratio was 72.6% at March 31, 2025 while the Company’s average deposit balance per account (excluding collateralized deposits) was $25,741 for the same period.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at March 31, 2025 are $4.3 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, U.S. and foreign country tariff policies, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Total interest income	$57,305	$57,909	$57,923	$56,846	$55,054
Total interest expense	23,110	25,170	26,047	24,780	23,367

Net interest income	34,195	32,739	31,876	32,066	31,687
Provision (credit) for credit losses	(204)	295	7,008	1,112	(449)
Noninterest income	10,481	11,413	12,340	9,606	8,357
Acquisition related costs	0	92	0	0	0
Other expense	28,526	26,082	27,075	26,403	27,039

Income before income taxes	16,354	17,683	10,133	14,157	13,454
Income taxes	2,776	3,292	1,598	2,374	2,214

Net income	$13,578	$14,391	$8,535	$11,783	$11,240

Average diluted shares outstanding	37,381	37,616	37,567	37,487	37,479
Basic earnings per share	0.36	0.38	0.23	0.32	0.30
Diluted earnings per share	0.36	0.38	0.23	0.31	0.30
Cash dividends per share	0.17	0.17	0.17	0.17	0.17
Performance Ratios
Net Interest Margin (Annualized)	2.85%	2.72%	2.66%	2.71%	2.70%
Efficiency Ratio (Tax equivalent basis)	59.60%	56.42%	58.47%	60.80%	61.54%
Return on Average Assets (Annualized)	1.06%	1.12%	0.66%	0.93%	0.90%
Return on Average Equity (Annualized)	13.12%	13.43%	8.18%	12.15%	11.47%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.10%	1.16%	0.69%	0.97%	0.93%
Return on Average Tangible Equity	24.02%	23.95%	14.94%	23.74%	21.88%

Consolidated Statements of Financial Condition
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Assets
Cash and cash equivalents	$113,256	$85,738	$189,136	$180,987	$148,630
Debt securities available for sale	1,281,413	1,266,553	1,293,350	1,246,730	1,270,149
Other investments	40,334	45,405	33,617	37,594	34,619
Loans held for sale	2,973	5,005	2,852	2,577	1,854
Loans	3,251,391	3,268,346	3,280,517	3,237,369	3,181,318
Less allowance for credit losses	35,549	35,863	36,186	33,991	33,159

Net Loans	3,215,842	3,232,483	3,244,331	3,203,378	3,148,159

Other assets	503,222	483,740	473,217	485,587	476,599

Total Assets	$5,157,040	$5,118,924	$5,236,503	$5,156,853	$5,080,010

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$979,142	$965,507	$969,682	$968,693	$977,475
Interest-bearing	3,342,182	3,226,321	3,317,223	3,237,142	3,220,650
Brokered time deposits	159,964	74,951	74,932	0	0

Total deposits	4,481,288	4,266,779	4,361,837	4,205,835	4,198,125
Other interest-bearing liabilities	188,275	391,150	371,038	494,890	433,777
Other liabilities	58,343	54,967	63,950	59,434	51,082

Total liabilities	4,727,906	4,712,896	4,796,825	4,760,159	4,682,984
Stockholders’ Equity	429,134	406,028	439,678	396,694	397,026

Total Liabilities and Stockholders’ Equity	$5,157,040	$5,118,924	$5,236,503	$5,156,853	$5,080,010

Period-end shares outstanding	37,615	37,586	37,574	37,575	37,546
Book value per share	$11.41	$10.80	$11.70	$10.56	$10.57
Tangible book value per share (Non-GAAP)*	6.42	5.80	6.69	5.53	5.52

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended
Capital and Liquidity	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Common Equity Tier 1 Capital Ratio (a)	11.48%	11.14%	10.91%	10.94%	10.88%
Total Risk Based Capital Ratio (a)	14.88%	14.55%	14.34%	14.42%	14.38%
Tier 1 Risk Based Capital Ratio (a)	11.97%	11.62%	11.39%	11.43%	11.37%
Tier 1 Leverage Ratio (a)	8.54%	8.36%	8.20%	8.26%	8.19%
Equity to Asset Ratio	8.32%	7.93%	8.40%	7.69%	7.82%
Tangible Common Equity Ratio (b)	4.86%	4.42%	4.98%	4.18%	4.24%
Net Loans to Assets	62.36%	63.15%	61.96%	62.12%	61.97%
Loans to Deposits	72.55%	76.60%	75.21%	76.97%	75.78%
Asset Quality
Non-performing loans	$20,724	$22,818	$19,076	$12,870	$11,951
Non-performing assets	20,902	22,903	19,137	12,975	12,215
Loans 30 - 89 days delinquent	11,192	13,032	15,562	18,546	14,069
Charged-off loans	698	928	5,116	661	1,282
Recoveries	362	293	504	98	271
Net Charge-offs	336	635	4,612	563	1,011
Annualized Net Charge-offs to Average Net Loans	0.04%	0.08%	0.58%	0.07%	0.13%
Allowance for Credit Losses to Total Loans	1.09%	1.10%	1.10%	1.05%	1.04%
Non-performing Loans to Total Loans	0.64%	0.70%	0.58%	0.40%	0.38%
Loans 30 - 89 Days Delinquent to Total Loans	0.34%	0.40%	0.47%	0.57%	0.44%
Allowance to Non-performing Loans	171.54%	157.17%	189.69%	264.11%	277.46%
Non-performing Assets to Total Assets	0.41%	0.45%	0.37%	0.25%	0.24%

(a)	March 31, 2025 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
End of Period Loan Balances	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Commercial real estate	$1,370,661	$1,382,714	$1,372,374	$1,348,675	$1,339,372
Commercial	336,600	349,966	358,247	343,694	335,747
Residential real estate	846,639	845,081	852,444	849,561	836,252
HELOC	161,991	158,014	155,967	151,511	143,696
Consumer	257,310	259,954	269,231	268,606	256,846
Agricultural loans	267,737	262,392	261,773	265,035	260,425

Total, excluding net deferred loan costs	$3,240,938	$3,258,121	$3,270,036	$3,227,082	$3,172,338

	For the Three Months Ended
End of Period Customer Deposit Balances	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Noninterest-bearing demand	$979,142	$965,507	$969,682	$968,693	$977,474
Interest-bearing demand	1,468,424	1,366,255	1,453,288	1,380,266	1,381,383
Money market	718,083	682,558	676,664	677,058	646,308
Savings	416,162	414,796	418,771	433,166	452,949
Certificate of deposit	739,512	762,712	768,500	746,652	740,011

Total customer deposits	$4,321,323	$4,191,828	$4,286,905	$4,205,835	$4,198,125

	For the Three Months Ended
Noninterest Income	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Service charges on deposit accounts	$1,758	$1,890	$1,992	$1,846	$1,583
Bank owned life insurance income, including death benefits	810	613	688	652	707
Trust fees	2,641	2,700	2,544	2,345	2,510
Insurance agency commissions	1,741	1,273	1,416	1,255	1,528
Security gains (losses), including fair value changes for equity securities	(1,313)	10	(403)	(124)	(2,120)
Retirement plan consulting fees	798	719	677	623	617
Investment commissions	529	621	476	478	432
Net gains on sale of loans	326	282	506	417	297
Other mortgage banking fee income (loss), net	147	285	(168)	192	125
Debit card and EFT fees	1,866	2,164	1,993	1,760	1,567
Other noninterest income	1,178	856	2,619	162	1,111

Total Noninterest Income	$10,481	$11,413	$12,340	$9,606	$8,357

	For the Three Months Ended
Noninterest Expense	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Salaries and employee benefits	$16,166	$14,424	$14,874	$14,558	$15,069
Occupancy and equipment	4,138	4,075	3,968	3,815	3,730
FDIC insurance and state and local taxes	1,262	1,019	1,480	1,185	1,345
Professional fees	1,196	785	1,084	1,194	1,254
Merger related costs	0	92	0	0	0
Advertising	456	192	435	445	431
Intangible amortization	735	914	629	630	688
Core processing charges	1,397	1,202	1,186	1,099	1,135
Other noninterest expenses	3,176	3,471	3,419	3,477	3,387

Total Noninterest Expense	$28,526	$26,174	$27,075	$26,403	$27,039

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)
EARNING ASSETS
Loans (2)	$3,261,908	$46,810	5.74%	$3,181,337	$45,096	5.67%
Taxable securities	1,135,580	7,096	2.50	1,101,347	6,415	2.33
Tax-exempt securities (2)	377,078	2,990	3.17	408,075	3,208	3.14
Other investments	44,170	541	4.90	34,406	362	4.21
Federal funds sold and other	73,575	510	2.77	71,757	626	3.49

Total earning assets	4,892,311	57,947	4.74	4,796,922	55,707	4.65
Nonearning assets	226,456			227,044

Total assets	$5,118,767			$5,023,966

INTEREST-BEARING LIABILITIES
Time deposits	$733,406	$6,632	3.62%	$736,932	$7,048	3.83%
Brokered time deposits	143,393	1,538	4.29	0	0	0.00
Savings deposits	1,115,259	4,012	1.44	1,084,579	3,598	1.33
Demand deposits - interest bearing	1,377,522	7,535	2.19	1,345,311	7,743	2.30

Total interest-bearing deposits	3,369,580	19,717	2.34	3,166,822	18,389	2.32
Short term borrowings	218,444	2,417	4.43	324,791	3,939	4.85
Long term borrowings	86,209	976	4.53	88,721	1,038	4.68

Total borrowed funds	304,653	3,393	4.45	413,512	4,977	4.81

Total interest-bearing liabilities	3,674,233	23,110	2.52	3,580,334	23,366	2.61
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	977,619			995,168
Other liabilities	52,894			52,915
Stockholders’ equity	414,021			395,549

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,118,767			$5,023,966

Net interest income and interest rate spread		$34,837	2.22%		$32,341	2.04%

Net interest margin			2.85%			2.70%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2025, adjustments of $103 thousand and $539 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2024, adjustments of $80 thousand and $573 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Total Assets	$5,157,040	$5,118,924	$5,236,503	$5,156,853	$5,080,010
Less Goodwill and other intangibles	187,466	188,200	188,340	188,970	189,599

Tangible Assets	$4,969,574	$4,930,724	$5,048,163	$4,967,883	$4,890,411

Average Assets	5,118,767	5,159,901	5,134,062	5,044,516	5,023,966
Less average Goodwill and other intangibles	187,947	188,256	188,755	189,382	190,040

Average Tangible Assets	$4,930,820	$4,971,645	$4,945,307	$4,855,134	$4,833,926

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Stockholders’ Equity	$429,134	$406,028	$439,678	$396,694	$397,026
Less Goodwill and other intangibles	187,466	188,200	188,340	188,970	189,599

Tangible Common Equity	$241,668	$217,828	$251,338	$207,724	$207,427

Average Stockholders’ Equity	414,021	428,646	417,327	387,881	395,549
Less average Goodwill and other intangibles	187,947	188,256	188,755	189,382	190,040

Average Tangible Common Equity	$226,074	$240,390	$228,572	$198,499	$205,509

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Net income	$13,578	$14,391	$8,535	$11,783	$11,240
Acquisition related costs - after tax	0	82	0	0	0
Net loss (gain) on asset/security sales - after tax	1,056	70	(32)	407	1,675

Net income - Adjusted	$14,634	$14,543	$8,503	$12,190	$12,915

Diluted EPS excluding merger and certain items	$0.39	$0.39	$0.23	$0.33	$0.34

Return on Average Assets excluding merger and certain items (Annualized)	1.14%	1.13%	0.66%	0.97%	1.03%
Return on Average Equity excluding merger and certain items (Annualized)	14.14%	13.57%	8.15%	12.57%	13.06%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	25.89%	24.20%	14.88%	24.56%	25.14%

Efficiency ratio excluding certain items	For the Three Months Ended
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Net interest income, tax equated	$34,837	$33,364	$32,483	$32,661	$32,341
Noninterest income	10,481	11,413	12,340	9,606	8,357
Net (gain) on loan sale	0	0	0	0	0
Net loss (gain) on asset/security sales	1,337	89	(41)	515	2,120

Net interest income and noninterest income adjusted	46,655	44,866	44,782	42,782	42,818
Noninterest expense less intangible amortization	27,791	25,260	26,446	25,773	26,351
Acquisition related costs	0	92	0	0	0

Noninterest expense adjusted	27,791	25,168	26,446	25,773	26,351

Efficiency ratio excluding certain items	59.57%	56.10%	59.05%	60.24%	61.54%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended
	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
Net interest income, tax equated	$34,837	$33,364	$32,483	$32,661	$32,341
Acquisition marks	2,151	1,953	2,123	2,391	2,370
PPP interest and fees	0	0	0	1	1

Adjusted and annualized net interest income	130,744	125,644	121,440	121,076	119,880

Average earning assets	4,892,311	4,912,702	4,890,344	4,825,532	4,796,922

Less PPP average balances	105	112	118	171	213

Adjusted average earning assets	4,892,206	4,912,590	4,890,226	4,825,361	4,796,709

Net interest margin excluding marks and PPP interest and fees	2.67%	2.56%	2.48%	2.51%	2.50%